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         Angeles Manchester New York Palo Alto Paris Washington, D.C.
  Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas,
                                     S.C.

    Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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February 10, 2003                                     1675 Broadway
                                                      New York, New York 10019-5820

                                                      Main Tel (212) 506-2500
                                                      Main Fax (212) 262-1910
                                                      www.mayerbrownrowe.com

Oppenheimer Total Return Bond Fund
6803 South Tucson Way
Englewood, Colorado 80112

Dear Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer Total Return Bond Fund, a
Massachusetts business trust (the "Fund"), in connection with the
Registration Statement on Form N-1A (the "Registration Statement") under the
Securities Act of 1933, as amended (the "1933 Act"), and the Investment
Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner & Sanders LLP, dated February 10, 2003.

Based upon the foregoing, we are of the opinion that the Class A, Class B,
Class C, Class N and Class Y shares to be issued as described in the
Registration Statement have been duly authorized for issuance and, when issued and delivered by the Fund in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information incorporated into the
Registration Statement, under the caption "About the Fund - How the Fund is
Managed - Organization and History").

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us in the Registration
Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

Mayer, Brown, Rowe & Maw